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                                                               Exhibit (a)(1)(C)



                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
(INCLUDING THE ASSOCIATED SERIES A JUNIOR PARTICIPATING PREFERRED STOCK PURCHASE
                                    RIGHTS)

                                       OF

                             SYBRON CHEMICALS INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of Sybron Chemicals Inc., a Delaware corporation (the "Company"), including the associated rights (the "Rights") to purchase Series A Junior Participating Preferred Stock pursuant to the Rights Agreement by and between the Company and Fleet National Bank, as Rights Agent, as amended as of August 30, 2000 (as amended, the "Rights Agreement"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

       By First Class Mail:                     By Hand:                    By Overnight Courier:
                                                                        EquiServe Trust Company, N.A.
  EquiServe Trust Company, N.A.     Securities Transfer & Reporting        Attn: Corporate Actions
     Attn: Corporate Actions                 Services, Inc.                   150 Royall Street
          P.O. Box 8029            c/o EquiServe Trust Company, N.A.           Canton, MA 02021
      Boston, MA 02266-8029           100 William Street, Galleria
                                           New York, NY 10038
                                       By Facsimile Transmission:
                                    (For Eligible Institutions only)
                                             (781) 575-2233
                                    Confirm Facsimile Transmission:
                                           By telephone only
                                             (781) 575-3120

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
             VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE,
                     DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Project Toledo Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Bayer Corporation, an Indiana corporation and a wholly owned subsidiary of Bayer Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated September 8, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

          ------------------------------------------------------------

   Number of Shares
   ---------------------------------------

   Certificate Nos. (if available)
   ---------------------------

   ------------------------------------------------------------

   (Check box if Shares will be tendered by book-entry transfer)

   [ ] The Depository Trust Company

   Account
   Number
   -------------------------------------------------

   Dated
   ----------------------------------------------------
------------------------------------------------------------
          ------------------------------------------------------------

   Name(s) of
   Record Holder(s)
   --------------------------------------

   ------------------------------------------------------------

   ------------------------------------------------------------
                                  PLEASE PRINT

   Address(es)
   ---------------------------------------------

   ------------------------------------------------------------
                                                                   (ZIP CODE)

   Daytime Area Code &
   Tel. No.
   -------------------------------------------------

   Signature(s)
   ---------------------------------------------

   ------------------------------------------------------------
------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three American Stock Exchange trading days (as defined in the Letter of Transmittal) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

          ------------------------------------------------------------

   Name of Firm
   -------------------------------------------

   Address
   --------------------------------------------------

   ------------------------------------------------------------
                                                                     ZIP CODE

   Area Code and
   Tel. No.
   -------------------------------------------------
------------------------------------------------------------
          ------------------------------------------------------------

   ------------------------------------------------------------
                              AUTHORIZED SIGNATURE

   Name
   ----------------------------------------------------
                              PLEASE TYPE OR PRINT

   ------------------------------------------------------------

   Title:
   -----------------------------------------------------

   Dated:
   ---------------------------------------------------
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